Exhibit 99.1
------------



                         Introducing the Back To Nature golf nutrition
                      system--food bars formulated especially for golfers.

                                       High Performance.
                                       -----------------
                       The 1st Tee Pre-Round Golf Nutrition Bar fuels the
                        mind and body before a round by using chamomile,
                        hops and valerian root to help golfers stay calm and focused. Our 10th Tee Back Nine Golf Energy
                       Bar combats mental fatigue and increases focus and
                       energy for the back nine with green tea and panax
                         ginseng extracts. Both bars contain essential
                                     vitamins and minerals.

                                         Superb Taste.
                                         -------------
                          Golfers want nutrition and energy bars with
                        delicious tastes and textures created especially
                          for them. So, we made our bars in the 4 most
                         popular flavor combinations: Chocolate Peanut,
                       Oatmeal Raisin, Chocolate Fudge, and Peanut Honey.


                              The Sales Potential.
                              --------------------
Over $1.4 billion worth of food bars will be sold this year. Growth in this category is running at 11% annually across all channels. 31% of golfers eat food bars either before or during their round. Research shows that 80%o would likely buy a bar specifically designed for golf.

           Take advantage of this opportunity to make more sales now.


Sources: the Golf Agency survey 8/01; IRI Infoscan 9/01.

Join the growing ranks of pro shops and golf courses selling the most delicious
-------------------------------------------------------------------------------
and popular golf bars on the market.
------------------------------------

Consider these facts:
---------------------
- 48% of golfers surveyed consume food bars when not golfing.
- 31% of golfers surveyed eat food bars either before or during their round.
- Flavor (taste) and texture are the top two attributes golfers look for in food bars.
- Over 80% of golfers surveyed said they would purchase food bars specifically formulated for golfers.

The 1st Tee Pre-Round Golf Nutrition Bar:
-----------------------------------------
- Fuels the mind and body before a round.
- Contains chamomile, hops and valerian root to help golfers stay calm and focused.
- Contains 11 essential vitamins and minerals.
- Available in Chocolate Peanut and Oatmeal Raisin flavors.

The 10th Tee Back Nine Golf Energy Bar:
---------------------------------------
- Combats mental fatigue and increases focus and energy for the back nine.
- Contains green tea and panax ginseng extracts.
- Contains 11 essential vitamins and minerals.
- Available in Chocolate Fudge and Peanut Honey flavors.




                                            Sources: The Golf Agency survey 8/01



--------------------------------------------------------------------------------
Product             Variety           Product Code    Tray Pack   Case Pack
--------------------------------------------------------------------------------
1st Tee Pre-Round   Chocolate Peanut    7198803001  12170g bars  6/12/70g bars
Golf Nutrition Bar  Oatmeal Raisin      7198803002  12170g bars  6/12/70g bars
--------------------------------------------------------------------------------
10th Tee Back Nine  Chocolate Fudge     7198803003  12150g bars  6/12/50g bars
Golf Energy Bar     Peanut Honey        7198803004  12150g bars  6/12/50g bars
--------------------------------------------------------------------------------



1st Tee Pre-Round
Golf Nutrition Bar
Chocolate Peanut
----------------

Nutrition Facts Serving Size 1 bar (70 g) Amount per Serving: Calories 290, Fat Cal, 70, Total Fat 8g (12% DV), Sat Fat 4.5g (23% DV), Cholest. 0mg (0%DV), Sodium 105mg (4% DV) Potassium 125 mg (4% DV), Total Carb. 44g (15% DV), Fiber 1g (4% DV), Sugars 16g, Protein 9g, Vit. A (40% DV), Vit. C (100% DV), Niacin (45% DV), Calcium (15% DV), Vit. B6 (50% DV), Zinc (2% DV), Iron (10% DV),
Folate (40% DV), Vit. B12 (40% DV), Copper (6% DV), Vit. E (100% DV), Biotin (40% DV), Manganese (2% DV), Pantothenic Acid (40% DV), Thiamin (45% DV), Phosphorus (15% DV), Riboflavin (40% DV).

INGREDIENTS: BROWN RICE SYRUP, CORN SYRUP, CRISP RICE (RICE FLOUR, RICE BRAN, SUGAR, BARLEY MALT EXTRACT), SOY PROTEIN ISOLATE, TOASTED ROLLED OATS, HIGH FRUCTOSE CORN SYRUP, CHOCOLATE CHIPS (SUGAR UNSWEETENED CHOCOLATE, DEXTROSE, COCOA BUTTER. SOY LECITHIN, NATURAL FLAVOR), SUGAR, FRACTIONATED PALM KERNEL OIL, GROUND PEANUTS, TOASTED SOY PIECES. RICE FLOUR, NONFAT MILK, LACTOSE. COCOA (PROCESSED WITH ALKALI), MALTODEXTRIN, CALCIUM PHOSPHATE, NATURAL AND ARTIFICIAL FLAVOR, SOYBEAN OIL, BARLEY MALL DEXTROSE, GUAR GUM, SOY LECITHIN, HONEY. ASCORBIC ACID, CHAMOMILE, HOPS, VALERIAN ROOT. SALT. ALPHA-TOCOPHEROL ACETATE, NIACINAMIDE, CALCIUM PANTOTHENATE. PYRIDOXINE HYDROCHLORIDE, RIBOFLAVIN, THIAMINE MONONITRATE, VITAMIN A PALMITATE,

1st Tee Pre-Round
Golf Nutrition Bar
Oatmeal Raisin
--------------

Nutrition Facts Serving Size 1 bar (70 g) Amount per Serving: Calories 280, Fat Cal, 60, Total Fat 7g (11% DV), Sat Fat 4g (20% DV), Cholest. 0mg (0%DV), Sodium 150 mg (6% DV) Potassium 120 mg (3% DV), Total Carb. 44g (15% DV), Fiber 1g (4%
DV), Sugars 18g, Protein 9g, Vit. A (40% DV), Vit. C (100% DV), Niacin (40% DV), Calcium (20% DV), Vit. B6 (50% DV), Zinc (2% DV), Iron (10% DV), Folate (40%
DV), Vit. B12 (40% DV), Copper (6% DV), Vit. E (100% DV), Biotin (40% DV), Manganese (2% DV), Pantothenic Acid (40% DV)

INGREDIENTS: BROWN RICE SYRUP. CORN SYRUP. SOY PROIEIN ISOLATE, TOASTED ROLLED OATS. RAISINS, SUGAR, HIGH FRUCTOSE CORN SYRUP, FRACTIONATED PALM KERNEL OIL, MALTODEXTRIN, RICE FLOUR, CRISP RICE (RICE FLOUR, RICE BRAN, SUGAR, BARLEY MALI EXTRACT), NONFAT MILK HIGH OLEIC SAFFLOWER OIL, CALCIUM PHOSPHATE. BARLEY MALT, SOYBEAN OIL, GUAR GUM. SPICE, NONFAT YOGURT POWDER (CULTURED WHEY NONfAI MILK) NATURAL FLAVOR ASCORBIC ACID, CHAMOMILE. HONEY, HOPS, VALERIAN ROOT, SALT, DEXTROSE. TITANIUM DIOXIDE ADDED FOR COI OR, SOY LECITHIN, ALPHAT000PHEROL ACETATE. NIACINAMIDE, CALCIUM PANTOTHENATE. PYRIDOXINE HYDROCHLORIDE, RIBOFLAVIN,



10th Tee Back Nine
Golf Energy Bar
Chocolate Fudge
---------------

Nutrition Facts Serving Size 1 bar (50 g) Amount per Serving: Calories 200, Fat Cal, 50, Total Fat 6g (9% DV), Sat Fat 4g (20% DV), Cholest. 0mg (0%DV), Sodium 65mg (3% DV) Potassium 110 mg (3% DV), Total Carb. 32g (11% DV), Fiber 2g (8%
DV), Sugars 16g, Protein 5g, Vit. A (25% DV), Vit. C (25% DV), Niacin (25% DV), Magnesium (6% DV), Calcium (4% DV), Vit. B6 (25% DV), Zinc (2% DV), Iron (4%
DV), Folate (25% DV), Vit. B12 (25% DV), Copper (4% DV), Vit. E (25% DV), Biotin (25% DV), Manganese (2% DV), Pantothenic Acid (25% DV)

INGREDIENTS: HIGH MALTOSE CORN SYRUP CORN SYRUP SUGAR COCOA (PROCESSED WITH ALKALI). FRACTIONATED PALM KERNEL OIL, HIGH FRUCTOSE CORN SYRUP WHEAT STARCH. RICE FLOUR, ALMONDS, SOY PROTEIN ISOLATE CALCIUM CASEINATE, NONFAT MILK, UNSWEETENED CHOCOLATE, LACTOSE. NATURAL FLAVOR. CELLULOSE GEL. CANOLA OIL, DEXTROSE SOY LECITHIN. GREEN TEA EXTRACT, CORNSTARCH PANAX GINSENG EXTRACT. MALTODEXTRIN, ASCORBIC ACID, GUAR GUM. ALPHA-T000PHEROL ACETATE. NIACINAMIDE, CALCIUM PANTOTHENATE, VITAMIN A PALMITATE, PYRIDOXINE HYDROCHLORIDE, RIBOFLAVIN, THIAMINE MIONONITRATE FOLIC



10th Tee Back Nine
Golf Energy Bar
Peanut Honey
------------

Nutrition Facts Serving Size 1 bar (50 g) Amount per Serving: Calories 200, Fat Cal, 50, Total Fat 6g (9% DV), Sat Fat 3.5g (18% DV), Cholest. 0mg (0%DV), Sodium 40mg (2% DV) Potassium 150 mg (4% DV), Total Carb. 31g (10% DV), Fiber 1g (4% DV), Sugars 13g, Protein 7g, Vit. A (30% DV), Vit. C (30% DV), Niacin (40%
DV), Magnesium (4% DV), Calcium (4% DV), Vit. B6 (30% DV), Zinc (2% DV), Iron (2% DV), Folate (30% DV), Vit. B12 (30% DV), Copper (2% DV), Vit. E (30% DV),
Biotin (30% DV), Pantothenic Acid (30% DV)

INGREDIENTS: BROWN RICE SYRUP CORN SYRUP SUGAR, PARTIALLY DEFATTED PEANUT FLOUR, FRACTIONATED PALM KLRNLL OIL PEANUTS, WHEAT STARCH, NONFAT MILK, GROUND PEANUTS. CALCIUM CASEINATE. HIGH FRUCTOSE CORN SYRUP, SCY PROTEIN ISOLATE, HONEY, CELLULOSE GEL, NATURAL AND ARTIFICIAL FLAVOR, MALTODEXTRIN, NONFAT YOGURT POWDER (CULTURED WHEY NONFAT MILK), GREEN TEA EXTRACTo, CORNSTARCH. PANAX GINSENG EXTRACT, DEXTROSE TITANIJM DIOXIDE ADDED FOR COLOR, SOY LECITHIN, ASCORBIC ACID, GUAR GUM, ALPHA-TOCOPHEROL ACETATE, MAGNA'HIDE, CALCIUM PANTHOTHENATE VITAMIN A PALMITATE, PYRIDOXINE, HYDROCHLORIDE. RIBOFLAVIN, THIAMINE MONONITRATE. FOIIC ACID. BIOTIN, VV FAWN B12.


[LOGO]
Back to Nature